UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 4, 2011

MINES MANAGEMENT, INC.

(Exact name of registrant as specified in its charter)

Idaho	001-32074	91-0538859
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

905 W. Riverside Avenue, Suite 311 Spokane, Washington (Address of principal executive offices)	99201 (Zip Code)

Registrant’s telephone number, including area code:  (509) 838-6050

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a–12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d–2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act

Item 8.01.                                          Other Events

On April 4, 2011, Roth Capital Partners, LLC, the sole manager (the “Underwriter”) for Mines Management, Inc.’s (the “Company”) underwritten offering of 4,800,000 shares of the Company’s common stock (the “Shares”) that closed on March 8, 2011 (the “Offering”), partially exercised its over-allotment option to purchase an additional 320,000 shares of common stock of the Company, at a price of US$3.15 per share (the “Over-Allotment Shares”).  The gross proceeds to the Company resulting from the over-allotment option exercise are US$1,008,000, or US$947,520 in net proceeds after deducting underwriting commissions and a corporate finance fee but before deducting offering expenses.  The total offering is therefore 5,120,000 shares of common stock for gross proceeds to the Company of US$16,128,000, or US$15,160,320 in net proceeds to the Company, after deducting underwriting commissions and a corporate finance fee but before deducting offering expenses.

The issuance and sale of the Over-Allotment Shares was registered under the Securities Act of 1933 pursuant to a shelf Registration Statement on Form S-3 (Registration No. 333-162555), as amended, of the Company, that became effective on October 27, 2009.

In connection with the Offering, a legal opinion as to the legality of the Shares and Over-Allotment Shares is being filed as Exhibit 5.1 to this report.

On April 4, 2011, the Company issued a press release announcing the closing of the over-allotment option exercise. This press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.                                          Financial Statements and Exhibits

(d)         Exhibits.

Exhibit No.	Description
5.1	Opinion of Hawley Troxell Ennis & Hawley LLP.

23.1	Consent of Hawley Troxell Ennis & Hawley LLP (included in Exhibit 5.1).

99.1	Press Release dated April 4, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 7, 2011

Mines Management, Inc.

By:	/s/ James H. Moore
James H. Moore
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Hawley Troxell Ennis & Hawley LLP.
23.1	Consent of Hawley Troxell Ennis & Hawley LLP (included in Exhibit 5.1).
99.1	Press Release dated April 4, 2011.